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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8, filed with the Securities and Exchange Commission on or about January 18, 2006, relating to the Internet Commerce Corporation 2005 Stock Incentive Plan, of our report dated October 14, 2005 relating to the July 31, 2005 consolidated financial statements of Internet Commerce Corporation included in its Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on October 31, 2005.

                                     /s/ Tauber & Balser, P. C.

Atlanta, Georgia
January 18, 2006